SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2003

MAPICS, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-18674	04-2711580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Windward Parkway, Suite 100

Alpharetta, Georgia 30005

(Address of Principal Executive Offices)

678-319-8000

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

The Company acquired all of the outstanding stock of Frontstep, Inc. on February 18, 2003 and filed a Form 8-K on February 19, 2003 reporting, pursuant to Item 2 of Form 8-K, the closing of the transaction. Due to uncertainties related to Frontstep’s accounts receivable from periods prior to the acquisition, MAPICS is unable to file the Form 8-K/A to provide, pursuant to Item 7 of Form 8-K, historical financial statements of Frontstep, Inc. and pro forma financial information by the May 5, 2003 due date for such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2003	MAPICS, Inc. (Registrant) By: /S/ MICHAEL J. CASEY Michael J. Casey Vice President of Finance, Chief Financial Officer and Treasurer